Exhibit 99.1

NeoGenomics Reports Revenue of $63.4 Million, Net Income of $0.6 Million and Adjusted EBITDA of $9.2 Million in the First Quarter of 2018

The Company adopted ASC 606, effective January 1, 2018, using the full retrospective method of adoption. Unless otherwise indicated, all financial results have been restated as if the Company had adopted this standard on January 1, 2017.

Ft. Myers, Florida - May 1, 2018 - NeoGenomics, Inc. (NASDAQ: NEO), a leading provider of cancer-focused genetic testing services, today reported its results for the first quarter 2018.

First Quarter 2018 Highlights:

•	10% increase in consolidated revenue; 14% excluding PathLogic

•	15% increase in clinical genetic testing volume(1)

•	43% increase in Pharma Services revenue; 90% increase in Pharma Services backlog

•	$16 million increase in Cash Flow from Operations

•	40% increase in Adjusted EBITDA(2) with 44% incremental margin

Consolidated revenues for the first quarter of 2018 were $63.4 million, an increase of 10.4% over the same period in 2017. After adjusting 2017 results for the divestiture of PathLogic, revenue growth was 13.6%. Clinical genetic test volume(1) increased by 14.9% year over year. Average revenue per clinical genetic test (“Revenue per Test”) decreased by 3.4% to $319, primarily due to changes in Medicare reimbursement and regulation.

Consolidated gross profit improved by $4.4 million, or 19.0%, to $27.3 million and consolidated gross margin improved by approximately 310 basis points year-over-year to 43.0%. Gross margin improvement was driven by productivity gains and cost efficiencies that resulted in a 6.6% reduction in average cost-of-goods-sold per clinical genetic test (“Cost per Test”) and margin expansion in the Pharma Services business driven by economies of scale.

Consolidated operating expenses increased by $1.3 million, or 5.4%, from the prior year, primarily due to increased investments in sales and marketing.

Net income in Quarter 1 was $0.6 million compared to a net loss of $1.2 million in the prior year’s first quarter. GAAP earnings per share available to common stockholders, after deducting non-cash preferred stock charges, was a loss of $0.03 in Quarter 1 compared to a loss of $0.05 per share in the prior year’s first quarter.

Adjusted EBITDA(2) was $9.2 million in Quarter 1, a 40% improvement from the prior year. Adjusted Net Income(2) was $3.7 million compared to $2.0 million in the prior year. Adjusted Diluted EPS(2) was $0.04 per share compared to $0.02 in the prior year.

Accounts receivable at the end of Quarter 1 was $58.1 million, a decrease of $2.3 million from the end of Quarter 4. Days Sales Outstanding (“DSO”) improved from year-end to 83 days, with the Clinical Services Division DSO at 78 days.

Douglas M. VanOort, the Company’s Chairman and CEO, commented, “First Quarter results were quite good and underscore the strength of our business model. We achieved double digit-revenue growth and substantial improvement in profitability while making significant investments in future growth. We were particularly pleased with the record cash flow from operations and 90% increase in our Pharma Services Division backlog.”

2018 Financial Outlook:

NeoGenomics maintained its full year 2018 guidance, initially issued on February 21, 2018. The Company expects consolidated revenue to be in the range of $260 to $272 million, including the adoption of ASC 606 (which equates to a range of $275 million to $288 million prior to the application of ASC 606) and GAAP Diluted EPS to be a loss of ($0.13) to ($0.08) per share. The Company expects Adjusted EBITDA(2) to be in the range of $39 to $43 million and Adjusted Diluted EPS(2) to be $0.15 - $0.20 per share.

Please also refer to the tables reconciling forecasted Adjusted Net Income, Adjusted Diluted EPS and Adjusted EBITDA to their closest GAAP equivalents in the section of this report entitled “Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures.”

The Company reserves the right to adjust this guidance at any time based on the ongoing execution of its business plan. Current and prospective investors are encouraged to perform their own due diligence before buying or selling any of the Company’s securities, and are reminded that the foregoing estimates should not be construed as a guarantee of future performance.
____________________

(1)	Clinical genetic tests exclude tests performed for Pharma Services customers and tests performed by PathLogic.

(2)
NeoGenomics has provided adjusted financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS. Each of these measures is defined in the section of this report entitled “Non-GAAP Financial Measures,” and the basis for using these measures is explained in the section entitled “Basis for Non-GAAP Adjustments.” See also the tables reconciling such measures to their closest GAAP equivalent.

Conference Call

The Company has scheduled a webcast and conference call to discuss their first quarter results on Tuesday, May 1, 2018 at 8:30 AM EDT. Interested investors should dial (877) 407-8035 (domestic) and (201) 689-8035 (international) at least five minutes prior to the call. A replay of the conference call will be available until 8:30 AM on May 8, 2018, and can be accessed by dialing (877) 481-4010 (domestic) and (919) 882-2331 (international). The playback conference ID Number is 27166. The web-cast may be accessed under the Investor Relations section of our website at www.neogenomics.com or http://www.investorcalendar.com/event/27166. An archive of the webcast will be available until 8:30 AM on August 1, 2018.

About NeoGenomics, Inc.

NeoGenomics, Inc. specializes in cancer genetics testing and information services. The Company provides one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company’s Pharma Services division serves pharmaceutical clients in clinical trials and drug development.

Headquartered in Fort Myers, FL, NeoGenomics operates CLIA certified laboratories in Aliso Viejo and Fresno, California; Tampa and Fort Myers, Florida; Houston, Texas; Nashville, Tennessee and Rolle, Switzerland. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States. For additional information about NeoGenomics, visit http://neogenomics.com/.

Forward Looking Statements

Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including the information set forth in the “Full-Year 2018 Financial Outlook”. These forward looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward-looking statements as the result of the Company’s ability to continue gaining new customers, offer new types of tests, integrate its acquisition of the Clarient business, and otherwise implement its business plan, as well as additional factors discussed under the heading “Risk Factors” and elsewhere in the Company’s Quarterly Report on Form 10-K filed with the SEC on March 13, 2018. As a result, this press release should be read in conjunction with the Company's periodic filings with the SEC. In addition, it is the Company’s practice to make information about the Company available by posting copies of its Company Overview Presentation from time to time on the Investor Relations section of its website at http://ir.neogenomics.com/.

Forward-looking statements represent the Company’s estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing the Company’s estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change.

For further information, please contact:

NeoGenomics, Inc.
William Bonello
Vice President Strategy, Corporate Development and Investor Relations
(239)690-4238 (w) (239)284-4314 (m)
bill.bonello@neogenomics.com

NeoGenomics, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

ASSETS	March 31, 2018	December 31, 2017 (Restated)
Cash and cash equivalents	$15,173	$12,821
Accounts receivable	58,129	60,427
Inventory	7,515	7,474
Other current assets	6,954	5,153
Total current assets	87,771	85,875
Property and equipment (net of accumulated depreciation of $44,024 and $40,530, respectively)	40,411	36,504
Intangible assets, net	72,751	74,165
Goodwill	147,019	147,019
Other assets	1,320	891
TOTAL ASSETS	$349,272	$344,454

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Accounts payable and other current liabilities	$33,096	$27,482
Short-term portion of capital leases and senior debt	10,207	8,989
Total current liabilities	43,303	36,471

Long-term portion of capital leases and senior debt	90,837	96,435
Long-term pharma contract liability	522	283
Deferred income tax liability, net	6,594	6,688
Total long-term liabilities	97,953	103,406
TOTAL LIABILITIES	141,256	139,877

Series A Redeemable Convertible Preferred Stock	35,471	32,615
Stockholders Equity	172,545	171,962
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY	$349,272	$344,454

 NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	For the Three Months Ended March 31,
	2018	2017(Restated)
Net Revenue:
Clinical testing	$56,971	$52,907
Pharma Services	6,452	4,521
Total Revenue	63,423	57,428

COST OF REVENUE	36,120	34,480
GROSS PROFIT	27,303	22,948

Operating expenses:
General and administrative	17,067	17,018
Research and development	956	862
Sales and marketing	6,775	5,648
Impairment charges	—	—
Total operating expenses	24,798	23,528
Income (Loss) From Operations	2,505	(580)

Interest expense, net	1,486	1,364
Other income	(63)	—
Income (loss) before taxes	1,082	(1,944)
Income tax expense (benefit)	438	(779)
Net Income (Loss)	644	(1,165)

Deemed dividends on preferred stock	1,003	894
Amortization of preferred stock beneficial conversion feature	1,853	1,672
Net Loss Attributable to Common Stockholders	$(2,212)	$(3,731)

(Loss) per Common Share:
Basic	$(0.03)	$(0.05)
Diluted	$(0.03)	$(0.05)

Weighted Average Shares Used in Computation of Earnings per Common Share:
Basic	79,876	78,650
Diluted	79,876	78,650

NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
CASH FLOWS FROM OPERATING ACTIVITIES	2018	2017 (Restated)
Net income (loss)	$644	$(1,165)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	3,633	3,979
Amortization of intangibles	1,413	1,725
Amortization of debt issue costs	113	110
Gain on sale of assets	(7)	—
Non-cash stock based compensation	1,624	1,130
Changes in assets and liabilities, net	6,892	(7,465)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	14,311	(1,686)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(4,666)	(3,007)
NET CASH USED IN INVESTING ACTIVITIES	(4,666)	(3,007)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from revolving credit facility, net	—	5,006
Repayment of capital lease obligations/loans	(1,394)	(1,263)
Repayment on term loan and revolving credit facility, net	(6,338)	(932)
Proceeds from the exercise of options, warrants and ESPP shares, net of transaction expenses	483	505
Payments of equity issue costs	—	(112)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(7,249)	3,204
Effects of foreign exchange rate changes on cash and cash equivalents	(45)	—
NET CHANGE IN CASH AND CASH EQUIVALENTS	2,352	(1,489)

CASH AND CASH EQUIVALENT, BEGINNING OF PERIOD	12,821	12,525
CASH AND CASH EQUIVALENTS, END OF PERIOD	$15,173	$11,036

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$1,396	$1,257
Income taxes paid	7	5

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING INFORMATION:
Equipment acquired under capital lease/loan obligations	$3,355	$1,898

Use of Non-GAAP Financial Measures
The Company's financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company's core operating results and comparison of core operating results across reporting periods. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the Company's business. Management believes that these non-GAAP financial measures enable investors to evaluate our operating results and future prospects in the same manner as management. The non-GAAP financial measures do not replace the presentation of GAAP financial results and should only be used as a supplement to, and not as a substitute for, the Company's financial results presented in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not therefore present the full measure of the Company's recorded costs against its net revenue. In addition, the Company's definition of the non-GAAP financial measures below may differ from non-GAAP measures used by other companies.

Definitions of Non-GAAP Measures

Non-GAAP Adjusted EBITDA

"Adjusted EBITDA" is defined by NeoGenomics as net income from continuing operations before: (i) interest expense, (ii) tax expense, (iii) depreciation and amortization expense, non-cash stock-based compensation expense, and if applicable in a reporting period, acquisition-related transaction expenses (vi) non-cash impairments of intangible assets (vii) debt financing costs (viii) and other significant non-recurring or non-operating (income) or expenses.

Non-GAAP Adjusted Net Income

"Adjusted Net Income" is defined by NeoGenomics as net income available to common shareholders from continuing operations plus: (i) non-cash amortization of customer lists and other intangible assets, (ii) non-cash stock-based compensation expense, (iii) non- cash deemed dividends on preferred stock, (iv) non-cash amortization of preferred stock beneficial conversion feature, and if applicable in a reporting period (v) acquisition related transaction expenses (vi) non-cash impairments of intangible assets (vii) debt financing costs (viii) and other significant non-recurring or non-operating (income) or expenses.

Non-GAAP Adjusted Diluted EPS

"Adjusted Diluted EPS" is defined by NeoGenomics as Adjusted Net Income divided by Adjusted Diluted Shares outstanding. Adjusted Diluted Shares outstanding is the sum of Diluted shares outstanding and the weighted average number of common shares that would be outstanding if the preferred stock were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period. In addition, if GAAP Net Income is negative and Adjusted Net Income is positive, Adjusted Diluted Shares will also include any options or warrants that would be outstanding as dilutive instruments using the treasury stock method.

Basis for Non-GAAP Adjustments

NeoGenomics' basis for excluding certain expenses (income) from GAAP financial measures, are outlined below:

Moving expenses -- These expenses include costs associated with the move of our Irvine, California facility into our Aliso Viejo facility and restoring the Irvine facility back to its original condition at the end of the lease term. We are adjusting for these costs in Adjusted EBITDA as the move was the direct result of the Clarient acquisition and will not be an annually recurring item. Without adjusting for these expenses, the Company believes it would be difficult to compare financial results from operations across reporting periods on a consistent basis.

Amortization of intangible assets -- The intangible assets that give rise to this amortization expense relate to acquisitions, and the amounts allocated to such intangible assets and the terms of amortization vary by acquisition and type of asset. NeoGenomics excludes these items to provide a consistent basis for comparing operating results across reporting periods, pre and post-acquisition.

Non-cash, stock-based compensation expenses -- Because many of the company's full-time physicians reside in California, state regulations against the corporate practice of medicine require us to retain their professional service corporations rather than hire them as employees. GAAP provides that variable stock- based compensation treatment be applied for non-employee service providers. This variable accounting treatment can cause significant fluctuations in quarterly expense based on changes in the Company's stock price from one quarter to the next and result in large positive or negative impacts to total operating expenses. Without adjusting for these non-cash expenses, the Company believes it would be difficult to compare financial results from core operations across reporting periods on a consistent basis.

Deemed dividends on preferred stock -- GAAP accounting for the unique structure of the Series A Redeemable Preferred Stock requires the Company to assume that such preferred stock will be outstanding for its entire ten-year term. In addition, GAAP requires that the escalating preferred dividend rate over time be accelerated for accounting purposes and amortized on a straight-line basis over the ten-year life of the instrument, irrespective of the minimal contractual requirements for "paid in kind" stock dividends in the early years. Since such implied dividends are not paid in cash, and since the Company believes that such preferred stock will be redeemed within the first three years it is outstanding, before any significant dividends have accrued under the contractual terms, the Company believes these non-cash expenses are not meaningful in evaluating the operating performance of the Company and it would be misleading to not adjust for such expenses across reporting periods.

Amortization of preferred stock beneficial conversion feature--This non-cash expense is also a direct result of the complex GAAP accounting requirements for our Series A Redeemable Preferred Stock. The Company believes this expense is not meaningful in evaluating the operating performance of the Company, distorts comparisons across reporting periods, and that it would be misleading to not adjust for such expenses across reporting periods.

Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Adjusted EBITDA
(Unaudited, in thousands)

	For the Three-Months Ended March 31,
	2018	2017 (Restated)
Net Income (Loss) (GAAP)	$644	$(1,165)
Adjustments to Net Income (Loss):
Interest expense, net	1,486	1,364
Income tax expense (benefit)	438	(779)
Amortization of intangibles	1,413	1,725
Depreciation	3,633	3,979
EBITDA	7,614	5,124
Further Adjustments to EBITDA:
Facility moving expenses	—	351
Non-cash, stock-based compensation	1,624	1,130
Adjusted EBITDA (non-GAAP)	$9,238	$6,605

Reconciliation of GAAP Net Income Available to Common Stockholders to Non- GAAP Adjusted Net Income and GAAP Earnings per Share to Non-GAAP Adjusted Earnings per Share
(Unaudited, in thousands except per share amounts)

	For the Three Months Ended March 31,
	2018	2017 (Restated)
Net (Loss) attributable to common stockholders (GAAP)	$(2,212)	$(3,731)
Adjustments to Net Loss:
Amortization of intangibles	1,413	1,725
Deemed dividends on preferred stock	1,003	894
Amortization of preferred stock beneficial conversion feature	1,853	1,672
Non-cash stock-based compensation expenses	1,624	1,130
Facility moving expenses	—	351
Adjusted Net Income (non-GAAP)	$3,681	$2,041

Net loss per common share (GAAP)
Diluted EPS	$(0.03)	$(0.05)
Adjustments to diluted loss per share:
Amortization of intangibles	0.02	0.02
Deemed dividends on preferred stock	0.01	0.01
Amortization of preferred stock beneficial conversion feature	0.02	0.02
Non-cash stock based compensation expenses	0.02	0.01
Facility moving expenses	—	—
Rounding and impact of including preferred shares and stock options in Adj. Diluted Shares in net loss periods (3)	—	0.01
Adjusted Diluted EPS (non-GAAP)	$0.04	$0.02

Weighted average shares used in computation of adjusted diluted earnings per share:
Diluted Common Shares (GAAP)	79,876	78,650
Options and restricted stock not included in GAAP Diluted Shares (using treasury stock method)	1,919	1,693
Weighted Avg. Preferred Shares (as converted)	6,864	6,600
Adjusted Diluted Shares outstanding (non-GAAP)	88,659	86,943

__________________

(3) This adjustment is for rounding and in those periods in which there is a net loss attributable to common shareholders, will also compensate for the effects of including the Series A Preferred Shares on an as-converted basis and the treasury stock impact of outstanding stock options in the Adjusted Diluted Shares outstanding, both of which are not included in GAAP Diluted Shares outstanding.

Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures

2018 net income available to common stockholders calculated in accordance with GAAP will be impacted by certain non-cash charges, including: (i) expenses related to variable stock-based compensation, (ii) approximately $5.7 million of expense related to the amortization of customer lists and other intangibles from the Clarient acquisition, (iii) approximately $4.0 million of deemed preferred stock dividends, and (iv) approximately $8.1 million for the amortization of the beneficial conversion feature related to the preferred stock issued in connection with the Clarient acquisition. These non-cash charges have been included in GAAP net income (loss) available to common shareholders and GAAP net income (loss) per share; however, they have been removed from Adjusted Net Income and Adjusted Diluted Net Income per Share.

The following table reconciles our 2018 outlook for Net Income, EBITDA and EPS to the corresponding non-GAAP measures of Adjusted Net Income, Adjusted EBITDA and Adjusted Diluted EPS:

	For the Year Ended December 31, 2018
	Low Range	High Range
Net (Loss) attributable to common stockholders (GAAP)	$(10,900)	$(6,900)
Amortization of intangibles	5,700	5,700
Non-cash, stock-based compensation	7,000	7,000
Preferred stock dividends and amortization of BCF	12,100	12,100
Adjusted Net Income (non-GAAP)	$13,900	$17,900
Interest and taxes	7,600	7,600
Depreciation	17,500	17,500
Adjusted EBITDA (Non-GAAP)	$39,000	$43,000

Net loss per common share (GAAP)
Diluted EPS	$(0.13)	$(0.08)
Adjustments to diluted loss per share:
Amortization of intangibles	0.07	0.07
Non-cash, stock based compensation expenses (4)	0.09	0.09
Preferred stock dividends and amortization of BCF	0.15	0.15
Impact of including preferred shares and stock options in Adj. Diluted Shares (3)	(0.02)	(0.02)
Adjusted Diluted EPS (non-GAAP)	$0.16	$0.20

Assumed shares outstanding in 2018
Diluted shares outstanding	81,500	81,500
Options not included in diluted shares	2,700	2,700
Series A Preferred Stock outstanding	7,000	7,000
Adjusted diluted shares outstanding (Non-GAAP)	91,200	91,200

____________________

(4) Forecasts of non-cash, stock-based compensation expense assume consistency in the Company's stock price in 2018 and no further stock-based awards requiring variable accounting.

Supplemental Information
Pharma Revenue, Cost of Revenue and Gross Margin

	For the Three-Months Ended March 31,
Pharma Operation:	2018	2017 (Restated)	% Change
Pharma Revenue	$6,452	$4,521	43%
Cost of Revenue	5,078	3,780	34%
Gross Margin	$1,374	$741	85%

Supplemental Information
Clinical Genetic(1) Requisitions Received, Tests Performed, Revenue and Cost of Revenue (Unaudited, in thousands, except test and requisition data)

	For the Three-Months Ended March 31,
Clinical Genetic Operation:	2018	2017 (Restated)	% Change
Requisitions received (cases)	105,229	94,528	11.3%
Number of tests performed	178,794	155,567	14.9%
Average number of tests/requisition	1.7	1.65	3.0%

Total clinical genetic testing revenue	$56,971	$51,329	11.0%
Average revenue/requisition	$541	$543	(0.3)%
Average revenue/test	$319	$330	(3.4)%

Cost of revenue	$31,042	$28,915	7.4%
Average cost/requisition	$295	$306	(3.6)%
Average cost/test	$174	$186	(6.6)%

_____________________

(1)	Clinical genetic tests exclude tests performed for Pharma Services customers and tests performed by PathLogic.

Supplemental Information
Quarterly Impact of ASU 606 Adoption
(in thousands)

	As Previously Reported
	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Total 2017
Net Revenue
Clinical Testing	$56,690	$59,791	$56,186	$59,079	$231,748
Pharma Services	4,986	6,299	6,866	8,713	26,863
Total Revenue	61,676	66,090	63,052	67,792	258,611
Gross Profit	27,196	31,178	28,810	33,132	120,316
Total operating expenses	27,311	29,864	32,172	28,645	117,992
Income (Loss) from Operations	(115)	1,314	(3,362)	4,487	2,324
Interest expense	1,364	1,411	1,398	1,368	5,540
Other expense	—	—	—	265	265
Income tax (benefit) expense	(825)	(54)	340	(2,096)	(2,635)
Net Income (Loss)	$(654)	$(43)	$(5,100)	$4,950	$(846)

	Adjustments due to adoption of accounting standard
	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Total 2017
Net Revenue
Clinical Testing	$(3,783)	$(4,244)	$(4,999)	$(5,623)	$(18,649)
Pharma Services	(465)	418	437	(1,506)	(1,116)
Total Revenue	(4,248)	(3,826)	(4,562)	(7,129)	(19,765)
Gross Profit (Loss)	(4,248)	(3,826)	(4,562)	(7,129)	(19,765)
Total operating expenses	(3,783)	(4,353)	(5,214)	(5,841)	(19,191)
Income (Loss) from Operations	(465)	527	652	(1,288)	(574)
Interest expense	—	—	—	—	—
Other expense	—	—	—	—	—
Income tax (benefit) expense	46	1	47	287	381
Net Income (Loss)	$(511)	$526	$605	$(1,575)	$(955)

	As Restated
	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Total 2017
Net Revenue
Clinical Testing	$52,907	$55,547	$51,187	$53,456	$213,097
Pharma Services	4,521	6,717	7,303	7,207	25,748
Total Revenue	57,428	62,264	58,490	60,663	238,845
Gross Profit	22,948	27,352	24,248	26,003	100,551
Total operating expenses	23,528	25,511	26,958	22,804	98,801
Income (Loss) from Operations	(580)	1,841	(2,710)	3,199	1,750
Interest expense	1,364	1,411	1,398	1,368	5,540
Other expense	—	—	—	265	265
Income tax (benefit) expense	(779)	(53)	387	(1,809)	(2,254)
Net Income (Loss)	$(1,165)	$483	$(4,495)	$3,375	$(1,801)